UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 28, 2004

FINDEX.COM, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-29963	88-0379462
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

        11204 Davenport Street, Suite 100, Omaha, Nebraska 68154
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (402) 333-1900

      N/A.
(Former Name or Former Address, if Changed Since Last Report)

Item 1 — Changes in Control of Registrant

On July 19, 2003, Findex.com, Inc. (“Findex,” the “Company”) entered into a certain Stock Purchase Agreement pursuant to which it agreed to issue and sell 21,875,000 restricted shares of our common stock to Barron Partners, LP, a New York based institutional investor, at a price of $0.08 per share. The Regulation D Rule 506 private placement transaction, which closed on July 26, 2004, resulted in gross equity financing proceeds to Findex in the amount of $1,750,000. As of the date hereof, Barron Partners, LP owns 47.39% of our outstanding common stock and, subject to the restrictions contained in Article VII, subsection B of our Articles of Incorporation, controls the vote associated with such shares.

Under the terms of transaction, and subject to the Company’s first increasing the number of it’s authorized common shares as required to fulfill its obligations, Barron Partners LP is also entitled to receive two Findex common stock purchase warrants. The first warrant would entitle the holder, for a period of up to five years from the date of its issuance, to purchase up to 10,937,500 common shares at a price of $0.18 per share, subject to downward adjustment based on the occurrence or non-occurrence of certain events, including the acheivement of stated 2004 earnings and other performance goals. The second warrant would entitle the holder, also for a period of up to five years from the date of its issuance, to purchase up to 10,937,500 additional common shares at a price of $.60 per share, also subject to downward adjustment based on the occurrence or non-occurrence of certain events, including the achievement of stated 2004 earnings and other performance goals. In accordance with the terms of the Stock Purchase Agreement, any delay in the Company’s ability to effectuate the requisite increase in its authorized common shares and deliver the warrants as of December 31, 2004 will result in the Company being liable to Barron Partners, LP in an amount equal to $630,000 per year, pro-rated as appropriate for the duration of any such delay. Each of the warrants would be callable by FindEx under certain circumstances based on the quoted price of Findex common stock remaining at a stated level for a specified period of time.

As part of the financing transaction, Findex has entered into a certain Registration Rights Agreement with Barron Partners, LP pursuant to which it has committed to registering all of the shares issued as part of such transaction, including those issuable under each of the two warrants. Under the terms of the Registration Rights Agreement, the Company has until September 17, 2004 to file a registration statement covering the shares already issued in the transaction, and another 150 days thereafter to cause such registration statement to become effective. Upon receipt of the requisite shareholder approval to increase the number of authorized common shares so as to be able to deliver the warrants, the Company will have 30 days in which to file a registration statement covering such shares, and another 150 days thereafter to cause such registration statement to become effective. Any delays in meeting these obligations will result in the Company being liable to Barron Partners, LP in an amount equal to $630,000 per year, pro-rated as appropriate for the duration of any such delay.

Item 7 — Financial Statements and Exhibits

(c) Exhibits

10.1    Stock Purchase Agreement between Findex.com, Inc. and Barron Partners, LP, dated July 19, 2004.

10.2    Registration Rights Agreement between Findex.com, Inc. and Barron Partners, LP, dated July 26, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2004

FINDEX.COM, INC. By: /s/ Steven Malone Name: Steven Malone Title: President & Chief Executive Officer